AMGEN INC.


                      Exhibit 21


SUBSIDIARY                         STATE OF INCORPORATION
(Name under which                  OR ORGANIZATION
subsidiary does business)





Amgen AB                           Sweden

Amgen Australia Pty Limited        Australia

Amgen-Bio-Farmaceutica, Lda.       Portugal

Amgen Boulder Development          Colorado
     Corporation

Amgen Boulder Inc.                 Delaware

Amgen Boulder Production           Colorado
     Corporation

Amgen B.V.                         The Netherlands

Amgen Cambridge Real Estate        Delaware
     Holdings Inc.

Amgen Canada Inc.                  Canada

Amgen Development Corporation      Delaware

Amgen (Europe) AG                  Switzerland

Amgen Europe B.V.                  The Netherlands

Amgen GmbH                         Austria

Amgen GmbH                         Germany

Amgen Greater China, Ltd.          Hong Kong

Amgen Holding, Inc.                California

Amgen International Inc.           Delaware

Amgen Kabushiki Kaisha             Japan

Amgen Limited                      United Kingdom

Amgen N.V.                         Belgium

Amgen Puerto Rico, Inc.            Delaware

                                1
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SUBSIDIARY                         STATE OF INCORPORATION
(Name under which                  OR ORGANIZATION
subsidiary does business)



Amgen Sales Corporation            Barbados

Amgen S.A.                         France

Amgen S.A.                         Spain

Amgen S.p.A.                       Italy

Kirin-Amgen, Inc.                  Delaware

Synergen B.V.                      The Netherlands

Synergen Europe, Inc.              Colorado

                                   2
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